Exhibit 99.1

GigOptix Reports Third Quarter Fiscal 2013 Financial Results

•	Revenue of $7.3 million, up 7 percent sequentially and above guidance provided on August 5, 2013

•	Non-GAAP gross margin of 62 percent

•	GAAP net income of $3.5 million, or $0.16 per diluted share, due to the $7.25 million one-time litigation settlement

•	Cash and cash equivalent balance at September 29, 2013 of $15.3 million

•	Non-GAAP net loss of $0.7 million, or ($0.03) per share, due to an additional $0.6 million in R&D wafer tape-out related expenses associated with the Company’s joint development programs (JDP)

•	Revenue expected to increase approximately 5 percent in Q4 FY 13; non-GAAP bottom line results and Adjusted EBITDA expected to improve

SAN JOSE, Calif. – October 28, 2013 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced semiconductor communications components for use in Cloud connectivity, data centers, and high-speed optical and wireless networks, today announced financial results for its third quarter of fiscal year 2013, which ended September 29, 2013.

Third Quarter Fiscal 2013 GAAP Results

Total revenue in the third quarter of fiscal 2013 was $7.3 million. This compares with revenue of $10.1 million in the third quarter of fiscal 2012 and $6.8 million in the second quarter of fiscal 2013.

Gross margin was 59 percent in the third quarter of fiscal 2013, compared with 52 percent in the third quarter of fiscal 2012, and 62 percent in the second quarter of fiscal 2013.

Net income was $3.5 million, or net income of $0.16 per diluted share, in the third quarter of fiscal 2013. The third quarter GAAP results were positively impacted by a net gain of approximately $5.7 million pertaining to a litigation settlement partially offset by an additional approximately $0.6 million in R&D wafer tape-out related expenses associated with the Company’s JDP. The third quarter results compare with a net loss of $1.5 million, or a net loss of ($0.07) per share, in the third quarter of fiscal 2012, and a net loss of $1.4 million, or a net loss of ($0.06) per share, in the second quarter of fiscal 2013.

Cash and cash equivalents at September 29, 2013 were $15.3 million, compared with $9.5 million at June 30, 2013.

Third Quarter Fiscal 2013 Non-GAAP Results1

Non-GAAP net loss in the third quarter of fiscal 2013 was $0.7 million, or ($0.03) per share, and was impacted by an additional approximately $0.6 million in R&D wafer tape-out related expenses associated with the Company’s JDP. Non-GAAP net loss excludes approximately $0.7 million in stock-based compensation, $0.2 million in amortization of intangible assets, income of approximately $5.7 million from special litigation-related proceeds and $0.5 million in litigation-related compensation expense. The third quarter results compare with non-GAAP net income of $0.6 million, or $0.02 per diluted share in the third quarter of fiscal 2012, and non-GAAP net income of $0.1 million, or $0.00 per diluted share in the second quarter of fiscal 2013.

Non-GAAP gross margin was 62 percent, compared with 54 percent in the third quarter of fiscal 2012 and 65 percent in the second quarter of fiscal 2013.

Adjusted EBITDA for the third quarter of 2013 was $0.1 million, and was impacted by approximately $0.6 million in R&D wafer tape-out related expenses associated with the Company’s JDP. This compares with Adjusted EBITDA of $1.3 million in the third quarter of fiscal 2012, and Adjusted EBITDA of $0.7 million in the second quarter of fiscal 2013.

“Our third quarter revenue growth of 7 percent was above the prior guidance we provided in August of approximately 5 percent sequential growth, and marks an upturn in our business after several slow and challenging quarters,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “Driving this growth was a meaningful increase of 14 percent in our High Speed Communications business, due primarily to higher demand of our products for the fast growing 100 Gbps coherent telecom segment. As we have noted previously, GigOptix commands a roughly 50 percent share of the 100 Gbps coherent optical communications device market, through our dominant position in the TIA and driver product areas. In addition, we saw continued interest in commercialization of our products for the datacom market where we maintain a sole merchant provider status and leadership position in optical engines for the 40 Gbps QSFP+ devices for Active Optical Cables and transceivers in newly installed datacenters.

“On September 19, 2013, we announced a global settlement of all pending lawsuits between GigOptix and M/A-COM Technology Solutions, Inc. (MACOM) and its affiliates, including our lawsuit for alleged misappropriation of trade secrets and breach of contract, and subsequently on September 24, 2013 received a payment of $7.25 million,” said Dr. Katz. “We are satisfied with the confidential civil court settlement reached between the parties. With this civil court litigation now behind us we have strengthened our balance sheet, and most importantly, we can now focus all of our efforts on continuing to build our business through new product introductions and enhancing our strategic expansion plans as we execute on our long-term business plan. Combined, these efforts should lead to more revenue opportunities in the next year and expansion into new, large and promising markets.

“We believe the third quarter was an inflection point in our business. After several challenging quarters for our industry, we are more confident that revenue growth will continue over the longer-term based on the current backlog for the fourth quarter of 2013 and beyond, positive comments from our customers, and other favorable indicators in the markets we serve,” said Dr. Katz. “In particular, we are seeing demand rebound in the 40 Gbps and 100 Gbps telecom and datacom markets where we have a strong presence with several key technologies. We are also factoring into our growth forecast the expected new product introductions in 2014 for our Industrial business and new product introductions in the consumer electronics market. Given these factors, we are comfortable about having a solid platform to build upon as we move into the fourth quarter and into 2014.”

Financial Outlook

“In light of the better market conditions and improving demand environment, we currently believe revenue in the fourth quarter will continue to improve, with an increase of approximately 5 percent sequentially. This expected growth should provide a strong foundation entering 2014,” said Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix, Inc. “Our non-GAAP bottom line performance and Adjusted EBITDA should also improve in the fourth quarter as R&D expenses, which increased approximately $0.6 million in the third quarter to support new JDP product tape-outs, will decline to the quarterly levels we recorded in the first half of fiscal 2013.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the third quarter fiscal 2013 financial results, and the business outlook. Investors and other interested parties may access the call by dialing (480) 629-9664. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 4644138. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

1 Non-GAAP Measures - GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three and nine months ended September 29, 2013 and September 30, 2012 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over the network and address emerging high-growth opportunities for Cloud connectivity, datacenters and high-speed optical and wireless networks, and the industrial, defense and avionics industries. GigOptix offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G, 100G and 400G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 29,	December 31,	Net Change
	2013	2012	$	%
ASSETS
Current assets:
Cash and cash equivalents	$15,260	$10,147	$5,113	50%
Accounts receivable, net	7,129	5,056	2,073	41%
Inventories	4,548	4,111	437	11%
Prepaid and other current assets	427	295	132	45%

Total current assets	27,364	19,609	7,755	40%
Property and equipment, net	3,292	4,579	(1,287)	(28%)
Intangible assets, net	3,524	4,270	(746)	(17%)
Goodwill	9,860	9,860	—	0%
Restricted cash	282	282	—	0%
Other assets	206	228	(22)	(10%)

Total assets	$44,528	$38,828	$5,700	15%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,544	$3,174	$370	12%
Accrued compensation	1,521	846	675	80%
Line of credit	6,000	3,600	2,400	67%
Other current liabilities	2,861	3,080	(219)	(7%)

Total current liabilities	13,926	10,700	3,226	30%
Other long-term liabilities	802	1,128	(326)	(29%)

Total liabilities	14,728	11,828	2,900	25%

Stockholders’ Equity
Common stock	22	22	—	0%
Additional paid-in capital	126,534	123,386	3,148	3%
Treasury stock, at cost; 701,754 shares as of September 29, 2013 and December 31, 2012, respectively.	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	374	298	76	26%
Accumulated deficit	(94,921)	(94,497)	(424)	0%

Total stockholders’ equity	29,800	27,000	2,800	10%

Total liabilities and stockholders’ equity	$44,528	$38,828	$5,700	15%

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Nine months ended
	September 29,	%	September 30,	%	September 29,	%	September 30,	%
	2013		2012		2013		2012
Total revenue	$7,336	100%	10,054	100%	21,088	100%	28,793	100%
Total cost of revenue	2,985	41%	4,853	48%	8,199	39%	13,568	47%

Gross profit	4,351	59%	5,201	52%	12,889	61%	15,225	53%

Research and development expense	3,984	54%	3,395	34%	10,397	49%	10,223	36%
Selling, general and administrative expense	2,483	34%	2,816	28%	6,877	33%	8,775	30%
Restructuring expense, net	—	0%	—	0%	950	5%	93	0%
Special litigation-related expense (income)	(5,673)	-77%	576	6%	(4,786)	-23%	929	3%

Total operating expenses	794	11%	6,787	68%	13,438	64%	20,020	70%

Income (loss) from operations	3,557	48%	(1,586)	-16%	(549)	-3%	(4,795)	-17%
Interest expense, net	(27)	0%	(38)	0%	(106)	-1%	(231)	-1%
Other income (expense), net	3	0%	183	2%	259	1%	240	1%

Income (loss) before provision for income taxes	3,533	48%	(1,441)	-14%	(396)	-2%	(4,786)	-17%
Provision for income taxes	1	0%	65	1%	28	0%	99	0%

Net income (loss)	$3,532	48%	$(1,506)	-15%	$(424)	-2%	$(4,885)	-17%

Basic net income (loss) per share	$0.16		$(0.07)		$(0.02)		$(0.23)
Diluted net income (loss) per share	$0.16		$(0.07)		$(0.02)		$(0.23)
Weighted average number of shares used in basic per share calculation	21,656		21,276		21,610		21,445
Weighted average number of shares used in diluted per share calculation	22,359		21,276		21,610		21,445

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Nine months ended
	September 29,		September 30,		September 29,		September 30,
	2013	%	2012	%	2013	%	2012	%
Total revenue	$7,336	100%	$10,054	100%	21,088	100%	28,793	100%
Total cost of revenue	2,806	38%	4,645	46%	7,637	36%	13,058	45%

Gross profit	4,530	62%	5,409	54%	13,451	64%	15,735	55%

Research and development expense	3,616	49%	3,071	31%	9,475	45%	8,997	31%
Selling, general and administrative expense	1,570	21%	1,855	18%	4,551	22%	6,109	21%

Total operating expenses	5,186	71%	4,926	49%	14,026	67%	15,106	52%

Income (loss) from operations	(656)	-9%	483	5%	(575)	-3%	629	2%
Interest expense, net	(27)	0%	(38)	0%	(106)	-1%	(231)	-1%
Other income (expense), net	3	0%	183	2%	259	1%	240	1%

Income (loss) before provision for income taxes	(680)	-9%	628	6%	(422)	-2%	638	2%
Provision for income taxes	1	0%	65	1%	28	0%	99	0%

Net income (loss)	$(681)	-9%	$563	6%	$(450)	-2%	$539	2%

Basic net income (loss) per share	$(0.03)		$0.03		$(0.02)		$0.03
Diluted net income (loss) per share	$(0.03)		$0.02		$(0.02)		$0.02
Weighted average number of shares used in basic per share calculation	21,656		21,276		21,610		21,445
Weighted average number of shares used in diluted per share calculation	21,656		22,576		21,610		22,891

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Nine months ended,
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
GAAP Total cost of revenue	$2,985	$4,853	$8,199	$13,568
Stock-based compensation	(57)	(85)	(196)	(143)
Amortization of intangible assets	(122)	(123)	(366)	(367)

Non-GAAP Total cost of revenue	$2,806	$4,645	$7,637	$13,058

GAAP Gross profit	$4,351	$5,201	$12,889	$15,225
Stock-based compensation	57	85	196	143
Amortization of intangible assets	122	123	366	367

Non-GAAP Gross profit	$4,530	$5,409	$13,451	$15,735

GAAP - Operating expenses	$794	$6,787	$13,438	$20,020
Stock-based compensation	(690)	(1,155)	(2,397)	(3,501)
Amortization of intangible assets	(120)	(130)	(380)	(391)
Restructuring expense, net	—	—	(950)	(93)
Special litigation-related income (expense)	5,673	(576)	4,786	(929)
Special litigation-related bonuses	(471)	—	(471)	—

Non-GAAP Operating expenses	$5,186	$4,926	$14,026	$15,106

GAAP Income (loss) from operations	$3,557	$(1,586)	$(549)	$(4,795)
Stock-based compensation	747	1,240	2,593	3,644
Amortization of intangible assets	242	253	746	758
Restructuring expense, net	—	—	950	93
Special litigation-related expense (income)	(5,673)	576	(4,786)	929
Special litigation-related bonuses	471	—	471	—

Non-GAAP Income (loss) from operations	$(656)	$483	$(575)	$629

GAAP - Net Income (loss)	$3,532	$(1,506)	$(424)	$(4,885)
Stock-based compensation	747	1,240	2,593	3,644
Amortization of intangible assets	242	253	746	758
Restructuring expense, net	—	—	950	93
Special litigation-related expense (income)	(5,673)	576	(4,786)	929
Special litigation-related bonuses	471	—	471	—

Non-GAAP Net Income (loss)	$(681)	$563	$(450)	$539

Adjusted EBITDA reconciliation:
Income (loss) from operations	$3,557	$(1,586)	$(549)	$(4,795)
Restructuring expense, net	—	—	950	93
Depreciation and amortization	962	1,031	2,843	3,085
Stock-based compensation	747	1,240	2,593	3,644
Special litigation-related expense (income)	(5,673)	576	(4,786)	929
Special litigation-related bonuses	471	—	471	—

Adjusted EBITDA	$64	$1,261	$1,522	$2,956